Exhibit 99.1

Forward Industries, Inc. Announces $1.65 Billion Private Placement in Cash and

Stablecoin Commitments Led by Galaxy Digital, Jump Crypto, and Multicoin Capital to

Initiate Solana Treasury Strategy

Kyle Samani, Managing Partner of Multicoin Capital, to Become Chairman of the Board of

Directors, Effective Upon the Closing of the Private Placement

Private Placement is the Largest Solana-focused Digital Asset Treasury Company Raise to

Date

NEW YORK, SEPT. 8, 2025 – Forward Industries, Inc. (NASDAQ: FORD) (the "Company" or “Forward Industries”) today announced $1.65 billion in cash and stablecoin commitments for a private investment in public equity (“PIPE”) offering led by Galaxy Digital (“Galaxy;” NASDAQ: GLXY), Jump Crypto, and Multicoin Capital (“Multicoin”) to initiate a Solana-focused digital asset treasury strategy, aligning the Company with the fast-growing Solana ecosystem. C/M Capital Partners, LP, one of the Company’s largest existing shareholders, is also a participant in this transaction.

Galaxy, Jump Crypto, and Multicoin will provide both capital and strategic support to help Forward Industries structure and execute its Solana treasury strategy and with the goal of positioning it as the leading publicly traded institutional participant in the Solana ecosystem. Leveraging this leading group of sponsors, Forward Industries aims to generate differentiated onchain returns and build long-term shareholder value through active participation in the Solana ecosystem.

“Solana has emerged as one of the most innovative and widely adopted blockchain ecosystems in the world. Our strategy to build an active Solana treasury program underscores our conviction in the long-term potential of SOL and our commitment to building shareholder value by directly participating in its growth,” said Michael Pruitt, Chief Executive Officer of Forward Industries. “Working with Galaxy, Jump Crypto, and Multicoin – firms with deep expertise and proven track records of investing and building in the Solana ecosystem – gives us a strong foundation to execute this strategy and position the Company as a key player within the digital assets space.”

Lead Investors

The PIPE sponsors represent a strategic alliance among three of the leading firms in crypto.

•	Galaxy: As one of the largest Solana validators and one of the most scaled institutional digital asset platforms, Galaxy will offer its trading, lending, structuring, staking, and blockchain infrastructure services and solutions to the Company. Galaxy Asset Management, a division of Galaxy Digital, will also leverage its comprehensive suite of products and solutions, including advisory and risk management services, to actively manage Forward Industries’ treasury strategy.

•	Jump Crypto: Jump Crypto is committed to building and standing up critical infrastructure needed to catalyze the growth of the crypto ecosystem. Jump Crypto is developing Firedancer, a second high performance validator client for Solana to increase its networking throughput, resilience, and efficiency. The firm is also a core engineering and networking contributor to DoubleZero and other critical infrastructure projects like Shelby. Jump Crypto are builders, partners, and traders who take a long-term view of crypto's prospects and operate to unlock the full potential of open, community-driven networks.

•	Multicoin: Founded in 2017, Multicoin is a thesis-driven investment firm that makes long-term, high-conviction investments in category-defining companies and protocols on behalf of sophisticated families, foundations, endowments, and institutional investors. Multicoin was the seed investor in Solana—leading the first three rounds prior to the network’s launch in 2018—and has seeded over 25 projects within the ecosystem since.

1

Board of Directors

Upon the closing of the PIPE, Kyle Samani, co-Founder and Managing Partner of Multicoin, is expected to become Chairman of the Board of Directors (the “Board”). Since co-founding Multicoin in 2017, Mr. Samani has been a leading investor, thought leader, and policy advisor in the digital asset space, including within the Solana ecosystem.

“I have been one of the earliest and loudest champions of Solana since Multicoin first led the seed round back in 2018. Solana is still widely misunderstood and discounted by market participants, despite the fact that it has been resilient through adversarial cycles and continues to be one of the most performant general-purpose blockchains. I believe this asymmetry creates tremendous opportunity for a Solana treasury strategy," said Mr. Samani. “Real economic value is being generated on Solana. An institutional-scale treasury can be deployed in sophisticated ways within the Solana ecosystem to create differentiated value and increase SOL per share at a faster rate than simply being a passive holder. As expected Chairman, I look forward to stewarding the Company and helping shape the corporate strategy to take advantage of this significant opportunity.”

Chris Ferraro, President and Chief Investment Officer of Galaxy, and Saurabh Sharma, Chief Investment Officer at Jump Crypto—each of whom bring significant experience investing in and building on Solana—are also expected to join as Board observers.

Mike Novogratz, Founder and Chief Executive Officer of Galaxy, said: “Kyle, Chris, and Saurabh are three of the most established names within the broader digital asset ecosystem. We believe that under their guidance, Forward Industries will quickly separate itself as the leading publicly-traded company within the Solana ecosystem. We are proud to support this effort to further Solana’s adoption and reinforce its role in the future of finance.”

Mr. Sharma added, “Jump Crypto is excited to back Forward Industries as it takes a bold step forward with Solana at the center of its strategy. We believe the opportunity exists to provide investors with access to differentiated on-chain return sources that go far beyond traditional staking, leveraging Solana’s high-performance decentralized finance ecosystem. Jump Crypto has been a key engineering contributor to the Solana ecosystem through critical R&D projects like Firedancer, DoubleZero and others. We hope these efforts will be helpful to Forward Industries in achieving institutional scale and driving shareholder value.”

Advisors

The Company has selected Cantor Fitzgerald & Co. as the lead placement agent and Galaxy Investment Banking, a division of Galaxy Digital, as co-placement agent and financial advisor.

Forward Industries and Galaxy Asset Management, a division of Galaxy Digital, also intend to enter into a services agreement for management support relating to the treasury strategy.

Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal advisor to Galaxy.

DLA Piper LLP (US) is acting as legal advisor to Cantor Fitzgerald & Co.

Forward Industries expects to release additional updates regarding its PIPE financing and other treasury activities in the near-term.

About Forward Industries, Inc.

Forward Industries, Inc. (NASDAQ: FORD) is a global design company serving top tier medical and technology companies. For over 60 years the company has been successful in developing and producing a portfolio of outstanding products for some of the world’s leading companies and brands.

2

About Galaxy Digital

Galaxy Digital Inc. (NASDAQ/TSX: GLXY) is a global leader in digital assets and data center infrastructure, delivering solutions that accelerate progress in finance and artificial intelligence. Our digital assets platform offers institutional access to trading, advisory, asset management, staking, self-custody, and tokenization technology. In addition, we invest in and operate cutting-edge data center infrastructure to power AI and high-performance computing, meeting the growing demand for scalable energy and compute solutions in the U.S. The Company is headquartered in New York City, with offices across North America, Europe, the Middle East and Asia.

About Jump Crypto

Jump Crypto is committed to building and standing up critical infrastructure needed to catalyze the growth of the crypto ecosystem. They are a team of builders, partners, and traders who take a long-term view of crypto's prospects and operate to unlock the full potential of open, community-driven networks. Since its inception as a skunkworks intern project in late 2015, Jump Crypto has grown into a dynamic and seasoned team of high performing players across a range of functions. Today, Jump Crypto plays an important role in the development of some of the largest and most innovative crypto communities. Jump Crypto is the crypto division of Jump Trading Group, a research-driven quantitative trading firm that's one of the largest traders by volume across traditional asset classes.

About Multicoin Capital

Multicoin Capital is a thesis-driven investment firm that makes long-term, high-conviction investments in category-defining companies and protocols on behalf of sophisticated families, foundations, endowments, and institutional investors. Founded in 2017, the firm leverages a deep understanding and accumulated knowledge of blockchain technology and crypto markets to deliver strong, risk-adjusted returns. Multicoin Capital manages several billion across its funds, and has established a track record of deploying capital across market cycles in both public and private markets.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including statements relating to the anticipated benefits and timing of the completion of the proposed offering and related transactions, the intended use of proceeds from the offering, the assets to be held by the Company, the expected future market, price and liquidity of the digital assets the Company acquires, the macro and political conditions surrounding digital assets, the Company’s plan for value creation and strategic advantages, market size and growth opportunities, regulatory conditions, competitive position and the interest of other corporations in similar business strategies, technological and market trends, future financial condition and performance and the expected financial impacts of the proposed transactions described herein. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the risk that the proposed transactions described herein may not be completed in a timely manner or at all; failure to realize the anticipated benefits of the transactions and the proposed digital asset treasury strategy; changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s operations and business, including the highly volatile nature of the price of Solana and other cryptocurrencies; the risk that the price of the Company’s common stock may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries in which the Company does and will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purposes, as well as those risks and uncertainties identified in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements.

Contacts

Michael Pruitt

Telephone: (704) 578-2238

Email: mp@avenelfinancial.com

Kathleen Weisberg

Telephone: (631) 547-3055

Email: kweisberg@forwardindustries.com

3